UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2012

LINCOLNWAY ENERGY, LLC
(Exact name of registrant as specified in its charter)

Iowa	000-51764	20-1118105
(State or other jurisdiction of incorporation )	(Commission File Number)	(I.R.S. Employer Identification No.)

59511 W. Lincoln Highway, Nevada, Iowa		50201
(Address of principal executive offices)		(Zip Code)

515-232-1010
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Lincolnway Energy entered into a Master Loan Agreement on August 20, 2012 with Farm Credit Services of America, FLCA and Farm Credit Services of America, PCA, along with various related supplements and collateral related agreements and documents. CoBank, ACB has a participation interest in the underlying loans and serves as administrative agent for the loans, and is therefore also a party to some of the agreements and documents.

One of the supplements is a Revolving Term Loan Supplement, pursuant to which Lincolnway Energy may borrow, repay and reborrow up to $5,000,000 in principal amount at any one time. The revolving term loan is to be used to provide working capital and to consolidate under the revolving term loan the remaining $1,500,000 that is outstanding under Lincolnway Energy's Construction and Term Loan Supplement dated March 24, 2005. Lincolnway Energy is subject to the limits and conditions set out in the supplement, to pay interest on the unpaid balance of the revolving term loan at a variable rate (adjusting on a weekly basis) based upon the one-month LIBOR index rate plus 3.00%. Lincolnway Energy must also pay a commitment fee on the average daily unused portion of the loan at the rate of .60% per annum, payable monthly. The revolving term loan commitment will expire, and Lincolnway Energy must pay all unpaid principal amounts outstanding under the revolving term loan, on June 1, 2017.

The other supplement entered into pursuant to the Master Loan Agreement is a Monitored Revolving Credit Supplement, pursuant to which Lincolnway Energy may borrow, repay and reborrow up to $10,000,000 in principal at any one time, provided that the amount available and outstanding under the loan cannot exceed the borrowing base as calculated pursuant to the supplement. The purpose of the loan is to finance inventory and receivables, and the assets included in the borrowing base calculation are therefore primarily inventory and receivables of Lincolnway Energy. Lincolnway Energy will pay interest on the unpaid balance of the loan at a variable rate (adjusting on a weekly basis) based upon the one-month LIBOR index rate plus 2.75%. Lincolnway Energy will also pay a commitment fee on the average daily unused portion of the loan at the rate of .30% per annum, payable monthly. The term of the loan will expire, and Lincolnway Energy must pay all unpaid principal amounts outstanding under the loan, on July 1, 2013.

The loan available under the Monitored Revolving Credit Supplement will replace the $10,000,000 that was available under Lincolnway Energy's existing $10,000,000 revolving term loan with Farm Credit and CoBank.

The aggregate increase in amount of principal available to Lincolnway Energy under the Master Loan Agreement from Lincolnway Energy's existing loan agreements is $3.5 million.

The loans are secured by first priority liens created by security agreements and mortgages covering all of Lincolnway Energy's assets and properties, including Lincolnway Energy's inventory, receivables, plant, real estate and commodity trading accounts.

The Master Loan Agreement includes various conditions and financial covenants that need to be met by Lincolnway Energy, as well as other terms and covenants generally common to loan transactions of this type within the ethanol industry. Lincolnway Energy is also required to pay an annual fee of $4,500 under the Master Loan Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LINCOLNWAY ENERGY, LLC

Date: August 23, 2012	By:	/s/ Richard Brehm
Richard Brehm, President and Chief Executive Officer